Exhibit 10(f)

                              SETTLEMENT AGREEMENT

     This Settlement Agreement, effective as of the 31st day of December 2002, is by and between West Nursery Land Holding Limited Partnership ("West Nursery"), duly organized and existing under the laws of the State of Maryland, and NCT Group, Inc. ("NCT") a corporation duly organized and existing under the laws of the State of Delaware and having their principal places of business at 20 Ketchum Street, Westport, Connecticut 06880. As used in this Settlement Agreement, the term "party" means NCT or West Nursery, as the context indicates, and the term "party" means NCT and West Nursery.

     WHEREAS, there is an action currently pending in the Superior Court of the State of Connecticut, Judicial District of Fairfield at Bridgeport, entitled West Nursery Land Holding Limited Partnership v. NCT Group, Inc., Docket No. CV 02-0394383S (the "Action")

     WHEREAS, in the Action, West Nursery, as plaintiff, has asserted claims against NCT as defendant, that West Nursery is entitled to payment from NCT under or in connection with two lease agreements as amended between West Nursery and NCT relating to property located at 1025 West Nursery Road, Linthecum, MD (the "Leases"), and a judgment obtained by West Nursery against NCT entered on or about February 27, 2002 by the District Court of Maryland for Anne Arundel County in the case entitled West Nursery Land Holding Limited Partnership vs. NCT Group, Inc. Case No. - 07-02-2619-2002 (" Judgment");

     WHEREAS, in the Action, NCT has denied West Nursery's allegations that it is entitled to payment under the Leases and the Judgment and asserted several affirmative defenses; and

     WHEREAS, the parties, after due consideration, have determined to resolve and settle any and all claims, controversies, disputes and causes of action, whether asserted or unasserted, known or unknown, or whether in law, equity or otherwise, relating to, arising out of, or in any way concerning the Action and/or the Leases and/or the Judgment, without any admission of liability or wrongdoing on the part of or on behalf of either party, pursuant to the terms and conditions enumerated hereafter.

     1.   Consideration.

          A. This Settlement Agreement must be approved by the Superior Court of the State of Connecticut, Judicial District of Fairfield at Bridgeport (the "Court") after a hearing which shall be scheduled as soon as is practicable (the "Hearing"). If the Court fails or refuses to approve this Settlement Agreement, it shall be of no force or effect on either party hereto.

          B. Immediately upon the occurrence of the last of (a) Court approval of this Settlement Agreement and (b) West Nursery's receipt of the shares of stock described in paragraph 1 (C) below, NCT and West Nursery will (1) take all steps necessary to withdraw the Action with prejudice and will direct their respective attorneys to execute and file a withdrawal with prejudice in the form attached as Exhibit A and (2) will direct the attorneys to execute and file a Satisfaction of Judgment in the form attached hereto as Exhibit B. Each party will bear its own costs and expenses, including attorney fees.

          C. Within ten (10) days of the occurrence of the last of (a) execution and delivery of this Settlement Agreement by both parties and (b) Court approval of this Settlement Agreement, NCT shall issue to West Nursery that number of shares of NCT common stock, par value $ .01 per share (the "Shares"), having the aggregate value of $55,918.00 based upon a price per share which shall be the average of the closing prices of the shares on the NASD Over -the- Counter Electronic Bulletin Board for each of the ten (10) trading days immediately preceding the date of this Agreement.

          D. In no event shall West Nursery sell or transfer, on any trading day, a number of Shares that exceeds ten percent (10%) of the ten-day average trading volume for the class of common stock of which the Shares are a part, calculated as reported on the NASD Over -The-Counter Electronic Bulletin Board for the ten trading days ending with the trading day immediately preceding the day of West Nursery's sale or transfer.

          E. It is the intent of the parties that, upon delivery of the Shares to West Nursery, resale of the Shares in the United States by West Nursery shall be exempt from registration under the Securities Act of 1933, as amended (as so amended, the "Securities Act"), by virtue of Section 3(a)(10) of the Securities Act. In connection therewith, the parties intend that the Court approval referred to in paragraph 1 of this Settlement Agreement be after a hearing upon the fairness of the terms and conditions of this Settlement Agreement.

          F. West Nursery hereby represents to NCT that it is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act. West Nursery has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares. West Nursery recognizes that NCT has a limited financial and operating history and that an investment in any of the Shares involves a high degree of risk. West Nursery acknowledges receipt from NCT of information satisfactory to West Nursery regarding NCT and the Shares. West Nursery has had an opportunity to review the books and records of NCT and an opportunity to ask questions of and receive answers from officers of NCT concerning the Shares and the terms and conditions of this transaction, and all such questions have been answered to West Nursery 's satisfaction. Nothing in this Agreement shall affect in any way the obligation of a holder of Shares to comply with all applicable Federal and State securities laws upon any resale of Shares.

          G. West Nursery and NCT agree that, notwithstanding any provision of this Agreement to the contrary, at the option of West Nursery, its rights, obligations and interests existing prior to the date of this Agreement shall be reinstated to the extent that a court of competent jurisdiction shall determine that (1) the transfer of the Shares to West Nursery was a voidable preferential transfer or a fraudulent transfer or a fraudulent conveyance under state or federal law or (2) for any other reason, such transfer is rescinded, deemed to be rescinded or an amount is determined to be payable by West Nursery by virtue thereof to NCT or its representatives, successors, bankruptcy estate or federal or state receiver.

          2. No Admission of  Liability.  Nothing in this  Settlement  Agreement
     shall  be  construed  as  an  acknowledgment,   admission,  concession,  or
     stipulation of liability or wrongdoing by either party.

          3. Leases. The Leases and all obligations arising thereunder are hereby terminated

          4. Releases.

     A. Release by West Nursery. In consideration of receipt of the Shares and of the Companies entering into this Agreement, West Nursery agrees to, and hereby does irrevocably, unconditionally and generally release and forever discharge NCT and its affiliates, parents, subsidiaries, predecessors, divisions, directors, officers, shareholders, employees, agents, attorneys, and successors and assigns from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, counterclaims and demands whatsoever, in law, admiralty or equity, known or unknown, against NCT, which West Nursery ever had, or which West Nursery now has as of the date of this Agreement including, but not limited to, any and all claims arising out of the Leases and/or the Judgment and/or which were asserted or could have been asserted in the Action.

     B. Release by NCT. In consideration of West Nursery entering into this Agreement, NCT agrees to, and hereby does irrevocably, unconditionally and generally release and forever discharge West Nursery and its affiliates, parents, subsidiaries, predecessors, divisions, directors, officers, shareholders, employees, agents, attorneys, and successors and assigns from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, counterclaims and demands whatsoever, in law, admiralty or equity, known or unknown, against West Nursery, which NCT ever had, or which NCT now has as of the date of this Agreement including, but not limited to, any and all claims arising out of the Leases and/or Judgment and/or which were asserted or could have been asserted in the Action.

     C. The parties declare that they fully understand the terms and scope of the above releases and that they have had the opportunity to be, or have been, advised by counsel in connection with the above releases and the settlement of any and all potential disputes between them.

     5. Modification & Amendments. This Settlement Agreement may not be modified, altered, or amended except by written agreement of the parties.

     6. Waiver. Any waiver of any provision of this Settlement Agreement must be in writing. Any waiver or failure to enforce any provision of this Settlement Agreement on one occasion will not be deemed a waiver of any other provision or of such provision on any other occasion.

     7. Binding Effect. This Settlement Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

     8. Assignment of Claims. West Nursery represents and warrants that it has not assigned any claim that it had or may have against NCT, its affiliates, parents, subsidiaries, predecessors, divisions, directors, officers, shareholders, employees, agents, attorneys, and successors and assigns, including but not limited to the Judgment and/or those claims set forth in the Action.

     9. Choice of Law. This Settlement Agreement is made in the state of Connecticut and will be construed and governed in accordance with Connecticut law as applied to contracts made and performed entirely within Connecticut.

     10. Severability. The provisions of this Settlement Agreement shall be deemed severable. Therefore, if any part or provision of this Settlement Agreement is rendered void, invalid, or unenforceable, in any jurisdiction, then such part or provision shall be severed from the remainder of this Settlement Agreement only as to such jurisdiction. Such severance shall not affect the validity or enforceability of the remainder of this Settlement Agreement unless the severance substantially impairs the value of the whole agreement to any party.

     11. Entire Agreement. NCT and West Nursery declare (a) that they have carefully read this Settlement Agreement, (b) that they know and understand its contents, (c) that its execution is a voluntary and authorized act, and (d) that they have not been influenced to execute it by any representation of the other party not contained in this Settlement Agreement. This Settlement Agreement has resulted from negotiations between parties who are represented by counsel, who have substantially equal bargaining power, and who are under no compulsion to execute or deliver a disadvantageous agreement. No ambiguity or omission in this Settlement

Agreement shall be construed or resolved against a party on the ground that this Settlement Agreement or any of its provisions was drafted or proposed by that party.

     12. Counterparts.

          A.  This  Settlement   Agreement  may  be  executed  in  two  or  more
     counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          B. This Settlement Agreement shall be binding upon the exchange of facsimile copies of signature pages from separately signed originals, and then subsequently formalized by the prompt exchange of the signed originals.

          IN WITNESS WHEREOF, the parties hereto have caused this Settlement Agreement to be duly executed by their duly authorized representatives as of the effective date set forth above.

                                 WEST NURSERY LAND HOLDING
                                 LIMITED PARTNERSHIP,
                                 a Maryland limited partnership

                                 By: CABOT INDUSTRIAL PROPERTIES, L.P.
                                 a Delaware limited partnership, its Sole Member

                                 By: RREEF MANAGEMENT COMPANY,
                                 a Delaware e Corporation, its Authorized Agent

                                 By:  /s/        Laurie A. Marino
                                      ------------------------------------------

                                         Name:   Laurie A. Marino
                                         Title:  District Manager

                                 NCT GROUP, INC.
                                 By:  /s/
                                      ------------------------------------------
                                         Name:
                                         Title:

     IN WITNESS WHEREOF, the parties hereto have caused this Settlement Agreement to be duly executed by their duly authorized representatives as of the effective date set forth above.

                                 WEST NURSERY LAND HOLDING
                                 LIMITED PARTNERSHIP
                                 a Maryland limited partnership

                                 By: CABOT INDUSTRIAL PROPERTIES, L.P. a
                                 Delaware limited partnership, its Sole Member

                                 By: RREEF  MANAGEMENT  COMPANY,  a
                                 Delaware corporation, its Authorized Agent

                                 By:
                                     -------------------------------------------
                                         Name:
                                         Title:

                                 NCT GROUP, INC.

                                 By:  /s/         Cy E. Hammond
                                     -------------------------------------------
                                         Name:    Cy E. Hammond
                                         Title:   Sr. V.P. & C.F.O.